As filed with the Securities and Exchange Commission on September 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CULP, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	56-1001967 (IRS Employer Identification No.)

1823 Eastchester Drive

High Point, North Carolina 28265

(Address of principal executive offices) (Zip Code)

CULP, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Amended and Restated as of September 27, 2023)

(Full title of the plan)

Kenneth R. Bowling

Executive Vice President and

Chief Financial Officer

Culp, Inc.

1823 Eastchester Drive

High Point, North Carolina 28265

(336) 889-5161

(Name, Address, including Zip Code, and Telephone number,

Including Area Code, of Agent for Service)

Copies to:

Patrick S. Bryant

Robinson Bradshaw & Hinson, P. A.

101 North Tryon Street

Charlotte, North Carolina 28246-0106

(704) 377-8366

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Culp, Inc., a North Carolina corporation (the “Company” or the “Registrant”), to register an additional 960,000 shares of Common Stock of the Company issuable under the Company’s Amended and Restated Equity Incentive Plan (the “Amended and Restated Plan”). The Company previously registered 1,200,000 shares of Common Stock with respect to the Culp, Inc. 2015 Equity Incentive Plan (the “Original Plan”) on a prior registration statement on Form S-8 filed by the Company (Registration No. 333-207195) (the “Prior Registration Statement”). At the Company’s 2023 Annual Meeting of Shareholders on September 27, 2023, the Company’s shareholders approved the Amended and Restated Plan, which amended and restated the Original Plan to, among other things, authorized the issuance of 960,000 shares of Common Stock in addition to the shares of Common Stock remaining available for issuance under the Original Plan.

This Registration Statement relates to the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein, are incorporated herein by reference and made part of this Registration Statement, except as amended or superseded by the contents of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”), each as amended, are, except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1) The Registrant’s Annual Report on Form 10-K (File No. 1-12597) for the fiscal year ended April 30, 2023, filed with the Commission on July 14, 2023;

(2) The Registrant’s Quarterly Report on Form 10-Q (File No. 1-12597) for the quarter ended July 30, 2023, filed with the Commission on September 8, 2023;

(3) The Registrant’s Current Report on Form 8-K (File No. 1-12597) filed with the Commission on May 17, 2023; and

(4) The description of securities filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 1-12597) for the fiscal year ended May 3, 2020, filed with the Commission on July 17, 2020, and including all other amendments and reports filed for the purposes of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3(i) to the Company’s Form 10-Q for the quarter ended July 28, 2022, filed September 11, 2002
4.2	Restated and Amended Bylaws of the Company, as amended July 10, 2019, incorporated by reference to Exhibit 3(ii) to the Company’s Form 10-K for the year ended April 28, 2019, filed July 12, 2019
4.3	Description of Capital Stock of the Company, incorporated by reference to Exhibit 4.1 to the Company’s Form 10-K for the year ended May 3, 2020, filed July 17, 2020
5.1*	Opinion of Robinson Bradshaw & Hinson, P.A
23.1*	Consent of Robinson Bradshaw & Hinson, P.A. (included in Exhibit 5.1)
23.2*	Consent of Grant Thornton LLP
24.1	Powers of Attorney (included on the signature page hereto)
99.1	Culp, Inc. Amended and Restated Equity Incentive Plan, incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on August 24, 2023
107*	Fee Filing Table

*Filed herewith.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, North Carolina, on this 27th day of September, 2023.

CULP, INC.

By:	/s/ Kenneth R. Bowling
Executive Vice President and Chief Financial Office

Power of Attorney. Each person whose signature appears below constitutes and appoints Kenneth R. Bowling and Ashley C. Durbin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement and any and all successor registration statements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Robert G. Culp, IV	Chief Executive Officer (Principal Executive Officer), Director	September 27, 2023
Robert G. Culp, IV
/s/ Kenneth R. Bowling	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 27, 2023
Kenneth R. Bowling
/s/ Franklin N. Saxon	Chairman of the Board of Directors	September 27, 2023
Franklin N. Saxon
/s/ Fred A. Jackson	Director	September 27, 2023
Fred A. Jackson
/s/ John A. Baugh	Director	September 27, 2023
John A. Baugh
/s/ Perry E. Davis	Director	September 27, 2023
Perry E. Davis
/s/ Sharon A. Decker	Director	September 27, 2023
Sharon A. Decker
/s/ Kimberly B. Gatling	Director	September 27, 2023
Kimberly B. Gatling
/s/ Jonathan L. Kelly	Director	September 27, 2023
Jonathan L. Kelly